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                                                                    Exhibit (23)



                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated February 3, 1995, included in the 1994 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-87198) pertaining to the registration of 60,000 shares of The Gorman-Rupp Company common stock and in the related Prospectus, and in the Registration Statement (Form S-3 No. 33-86322) pertaining to the registration of 75,000 shares of The Gorman-Rupp Company common stock and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-47712) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-44370) pertaining to the Individual Profit Sharing Retirement Plan of The Gorman-Rupp Company and in the related Prospectus of our report dated February 3, 1995, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                        /S/ ERNST & YOUNG LLP
                                                        ---------------------
                                                        Ernst & Young LLP




Cleveland, Ohio
March 28, 1995





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